UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

REMARK MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3930 Howard Hughes Parkway, Suite 400, Las Vegas, Nevada		89169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 701-9514

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 22, 2014, Remark Media, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”).

The following matters were submitted to a vote of the Company’s stockholders at the Annual Meeting: (i) the election of five directors to serve until the Company’s 2015 annual meeting of stockholders and until their successors are duly elected and qualify; (ii) the adoption and approval of the Company’s 2014 Incentive Plan; and (iii) the ratification of the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  The number of shares of the Company’s common stock outstanding and eligible to vote as of March 26, 2014, the record date of the Annual Meeting, was 11,288,759.

Each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting was approved by the requisite vote of the Company’s stockholders.  Set forth below is the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, including a separate tabulation with respect to each nominee for director, as applicable:

Director Nominees	For	Withheld	Broker Non-Votes
Theodore P. Botts	6,612,967	62,791	3,326,480
Robert G. Goldstein	6,612,967	62,791	3,326,480
William W. Grounds	6,602,207	73,551	3,326,480
Jason E. Strauss	6,612,967	62,791	3,326,480
Kai-Shing Tao	6,382,337	293,421	3,326,480

Proposal 2	For	Against	Abstain	Broker Non-Votes
Adoption and approval of the 2014 Incentive Plan	6,333,883	277,348	64,527	3,326,480

Proposal 3	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of Cherry Bekaert LLP	9,939,410	336	62,492	−

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMARK MEDIA, INC.

Dated: May 22, 2014	By:	/s/ Name: Douglas Osrow
		Name:	Douglas Osrow
		Title:	Chief Financial Officer